                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 30, 1995 with respect to the consolidated financial statements of Acme Holdings Inc. as of December 31, 1993 and 1994, and for each of the three years in the period ended December 31, 1994, in the
Registration Statement (Form S-4 No. 333-     ) and related Prospectus of
Rental Service Corporation for the registration of $200,000,000 of its senior subordinated notes.

                                          /s/ ERNST & YOUNG LLP

Orange County, California
June 8, 1998